Exhibit 99

FOR IMMEDIATE RELEASE

  FOR:                                         CONTACT:
       Packaging Dynamics Corporation             Mr. Patrick Chambliss
       3900 West 43rd Street                      Packaging Dynamics Corporation
       Chicago, IL  60632                         (773) 843-8113


             PACKAGING DYNAMICS CORPORATION REPORTS RESULTS FOR THE
                FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2005

Chicago, IL: Thursday, February 9, 2006 - Packaging Dynamics Corporation (NASDAQ-PKDY) (the "Company" or "Packaging Dynamics") reported results of operations for the fourth quarter and year ended December 31, 2005.

Consolidated Results:
--------------------

The Company reported net income for the fourth quarter of $2.6 million, or $0.24 per diluted share, a decline of 1.1% from net income of $2.7 million, or $0.24 per diluted share, in the fourth quarter of 2004.

For the year ended December 31, 2005, the Company reported net income of $8.3 million, or $0.76 per diluted share, a decline of 5.2% from net income of $8.8 million, or $0.85 per diluted share, in the prior year.

Continuing Operations:
---------------------

Net sales were $92.1 million, a 0.3% decrease from net sales of $92.4 million in the fourth quarter of 2004. Reported income from continuing operations of $2.5 million, or $0.23 per diluted share, includes $0.3 million ($0.2 million after tax) of costs related to the closing of the Company's Farmers Branch, Texas facility. Excluding these costs, income from continuing operations was $2.7 million, or $0.25 per diluted share, a 12.3% decrease from $3.1 million, or $0.28 per diluted share, in the fourth quarter of 2004.

Operating income was $6.1 million ($6.5 million excluding the facility closing costs), compared to $7.2 million ($7.1 million excluding a $0.1 million gain on sale of property) in the fourth quarter of 2004. Excluding the facility closing costs and gain on sale of property, operating margin declined to 7.0% from 7.7% in the fourth quarter of 2004 reflecting lower margins in the Food Packaging segment and higher margins in the Specialty Laminations segment.

For the year ended December 31, 2005, net sales were $361.0 million, an 18.4% increase over net sales of $305.0 million in the prior year. Reported income from continuing operations for the year ended December 31, 2005 of $8.7 million, or $0.80 per diluted share, includes a $1.1 million charge related to a product quality claim in the Specialty Laminations segment, $1.2 million of management transition costs related to organizational integration and restructuring, and $0.3 million of facility closing costs (collectively $1.6 million after tax). Reported income from continuing operations for the year ended December 31, 2004 of $10.1 million, or $0.98 per diluted share, includes a $0.2 million fair value adjustment to inventory in connection with purchase accounting for the Papercon acquisition, $0.1 million gain on sale of property and $0.2 million of term debt amendment costs to provide for the Papercon acquisition (collectively $0.2 million after tax). Excluding these items, income from continuing operations for the year ended December 31, 2005 was $10.4 million, or $0.95 per diluted share compared to $10.3 million, or $1.00 per diluted share, in the prior year.

Food Packaging Segment

Net sales of $70.0 million during the fourth quarter of 2005 declined 3.6% from $72.7 million in the prior year primarily due to reduced sales volumes in one product category with a single customer. Segment operating income was $4.8 million ($5.1 million excluding facility closing costs), compared to $6.2 million in the prior year. The decrease in segment operating income reflects the impact of decreased sales as well as increased costs for certain raw materials and freight. Excluding the impact of facility closing costs, segment operating margin was 7.3%, compared to 8.5% in the prior year.

For the full year, net sales increased 31.3% to $279.6 million primarily due to the full year effect of the September 2004 acquisition of Papercon. Segment operating income increased 26.4% to $18.4 million. Excluding facility closing costs and management transition costs in the current year and inventory fair value adjustment in the prior year, segment operating income increased 33.5% to $19.8 million, reflecting the impact of the Papercon acquisition, and segment operating margin increased to 7.1% from 6.9% in the prior year.

Specialty Laminations Segment

Net sales of $23.3 million during the fourth quarter of 2005 increased 11.1% from $21.0 million in the prior year due to increased sales across most product categories, including building products. Segment operating income was $1.3 million compared to $0.9 million in the prior year. The increase in segment operating income reflects the impact of increased sales and cost control initiatives partially offset by increased costs for certain raw materials and freight. Segment operating margin increased to 5.7% from 4.3% in the prior year.

For the full year, net sales decreased 9.6% to $86.3 million primarily due to volume weakness for products sold into the building products market during the first three quarters of the 2005 and a $1.1 million charge for a product quality claim in the second quarter of 2005. Segment operating income was $4.1 million ($5.4 million excluding the product quality claim and management transition costs) compared to $7.9 million in the prior year, reflecting the impact of the sales decline. Excluding the product quality claim and management transition costs, segment operating margin declined to 6.1% from 8.3% in the prior year.

Discontinued Operations:
-----------------------

Discontinued operations includes the Company's Specialty Paper operation which was exited during the fourth quarter of 2003. Net income from discontinued operations in the fourth quarter was $0.1 million, or $0.01 per diluted share, compared to a net loss of $0.5 million, or $0.05 per diluted share, in the prior year. On December 29, 2005, the Company completed the sale of its property located in Detroit, Michigan, realizing gross proceeds of approximately $1.3 million. During the fourth quarter of 2005, proceeds from the sale of the Detroit property were mostly offset by costs associated with maintaining and selling the property and completing the Company's exit from the Specialty Paper operation.

For the full year, net loss from discontinued operations was $0.4 million, or $0.04 per diluted share, compared to a net loss of $1.3 million, or $0.13 per diluted share in the prior year.

Balance Sheet:
-------------

Total debt at December 31, 2005 was $111.0 million, a $5.5 million decrease from $116.5 million at December 31, 2004. Working capital, excluding cash and current maturities of long-term debt, increased by $3.7 million compared to December 31, 2004. The increase was primarily due to increased inventory levels in the Specialty Laminations segment.

Summary and Outlook:
-------------------

"Although 2005 financial results were below our original expectations, each of our business segments made meaningful progress during 2005. In Food Packaging, sales were strong while adjusted operating income and margins showed sequential improvement as the year progressed despite significant upward cost pressures. The closure of the Farmers Branch, Texas facility, initiated late in the fourth quarter, was executed well and is essentially complete. The business and organizational integration which occurred during 2005 following the Papercon acquisition have positioned the Food Packaging business well for future sales and profit growth."

"Specialty Laminations' 2005 results were negatively impacted by revenue weakness as well as rising energy, transportation and raw material costs. However, fourth quarter sales and adjusted operating income showed both sequential and year-over-year improvement. The Specialty Laminations business continues to be focused on building positive sales momentum, offsetting rising costs with price increases, expanding product capabilities to support sales to new customers in new markets, and other margin-enhancing initiatives," commented Frank V. Tannura, Chairman and Chief Executive Officer.

Mr. Tannura added, "Despite the challenges we have faced in 2005, particularly in the Specialty Laminations segment, we are focused on executing against growth and cost structure initiatives which will allow Packaging Dynamics to resume a pattern of meaningful earnings improvement in 2006."

Earnings Call:
-------------

The Company will hold a conference call on Friday, February 10, 2006 at 10:00 a.m. (ET) to discuss the news release. For access to the conference call, please dial 800-611-1147 (U.S.) by 9:45 a.m. (ET) on February 10th. The access code is "Packaging Dynamics Earnings Call." A replay of the call will be available from approximately 5:00 p.m. (ET) on February 10th through 12:59 a.m. (ET) on February 20th. To access the replay, please dial 800-475-6701 (U.S.) or 320-365-3844 (International), access code 814976.

Packaging Dynamics, headquartered in Chicago, Illinois, is a flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets. For more information, visit our website at www.pkdy.com.

The statements contained in this press release are forward-looking and are identified by the use of forward looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of the company. Because forward looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in the company's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of the company and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; and (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

Following are more detailed financial results for the three and twelve months ended December 31, 2005.


                                                PACKAGING DYNAMICS CORPORATION
                                       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (dollars in thousands, except per share data)

                                                        For the Three Months                      For the Three Months
                                                       Ended December 31, 2005                   Ended December 31, 2004
                                               ---------------------------------------   ---------------------------------------
                                                Reported     Adjustments   Adjusted       Reported     Adjustments     Adjusted
                                               ------------  ----------   ------------   ------------  -----------    ----------

Net sales                                      $    92,106                $    92,106    $    92,383                  $  92,383
     Cost of goods sold                             79,708                     79,708         79,005                     79,005
                                               ------------  ----------   ------------   ------------  -----------    ----------
Gross profit                                        12,398          -          12,398         13,378           -         13,378
     Operating expenses                              6,270       (341)(1)       5,929          6,228          54 (2)      6,282
                                               ------------  ----------   ------------   ------------  -----------    ----------
Operating income                                     6,128         341          6,469          7,150         (54)         7,096
     Interest expense                                2,080                      2,080          2,009                      2,009
                                               ------------  ----------   ------------   ------------  -----------    ----------
Income before income taxes                           4,048         341          4,389          5,141         (54)         5,087
     Income tax provision                            1,559         131          1,690          2,031         (22)         2,009
                                               ------------  ----------   ------------   ------------  -----------    ----------
Income from continuing operations                    2,489         210          2,699          3,110         (32)         3,078
                                                             ==========                                ===========
Income (loss) from discontinued
  operations, net of tax                               135                        135          (457)                       (457)
                                               ------------               ------------   ------------                -----------
Net income                                     $     2,624                $     2,834    $     2,653                  $   2,621
                                               ============               ============   ============                ===========

Income (loss) per share:
  Basic:
     Continuing operations                            0.23                       0.25           0.30                 $     0.29
     Discontinued operations                          0.02                       0.02         (0.05)                      (0.04)
                                               ------------               ------------   ------------                -----------
       Net Income                              $      0.25                $      0.27    $      0.25                 $    0.25
                                               ============               ============   ============                ===========

Diluted:
     Continuing operations                            0.23                       0.25          0.29                  $    0.28
     Discontinued operations                          0.01                       0.01         (0.05)                      (0.04)
                                               ------------               ------------   ------------                -----------
        Net Income                                    0.24                       0.26          0.24                  $    0.24
                                               ============               ============   ============                ===========

Cash dividend declared per share:                    0.065                      0.065         0.065                  $    0.065
                                               ============               ============   ============                ===========

Weighted average shares outstanding:

     Basic                                      10,665,377                 10,665,377    10,514,837                  10,514,837
                                               ============               ============   ============                ===========
     Diluted                                    10,959,886                 10,959,886    10,886,362                  10,886,362
                                               ============               ============   ============                ===========


===================================================================================================================================

Reconciliation of Operating income to EBITDA
     Operating income                          $     6,128   $     341    $     6,469    $    7,150    $     (54)     $   7,096
     Depreciation and amortization                   2,035                      2,035         1,897                       1,897
                                               ------------  ----------   ------------   ------------  -------------  ------------
     EBITDA                                    $     8,163   $     341    $     8,504    $    9,047    $     (54)     $   8,993
                                               ============  ==========   ============   ============  =============  ============

=================================================================================================================================

Segment Net Sales:
    Food Packaging                             $    70,038    $      -     $   70,038    $    72,657   $        -     $  72,657
    Specialty Laminations                           23,286                     23,286         20,962                     20,962
    Elimination of Specialty Laminations
        Intercompany Sales                          (1,218)                    (1,218)        (1,236)                    (1,236)
                                               ------------  ----------   ------------   ------------  -------------  -----------
           Total                               $    92,106   $       -    $    92,106    $    92,383   $        -     $  92,383
                                               ============  ==========   ============   ============  =============  ===========

Segment Operating Income:
    Food Packaging                             $     4,804   $     341    $     5,145    $     6,205   $       -      $   6,205
    Specialty Laminations
                                                     1,324           -          1,324            891           -            891
                                               ------------  ----------   ------------   ------------  -------------  -----------
           Total                                     6,128         341          6,469          7,096           -          7,096
Gain on sale of assets                                   -           -              -             54         (54)             -
                                               ------------  ----------   ------------   ------------  -------------  -----------
Operating Income                               $     6,128   $     341    $     6,469    $     7,150   $     (54)     $   7,096
                                               ============  ==========   ============   ============  =============  ===========

FOOTNOTES:

(1) The Company incurred $341 of costs related to the closing of the Farmers Branch facility.
(2) The Company recorded a gain of $54 on sale of property within our Specialty Laminations operating segment.



                                                PACKAGING DYNAMICS CORPORATION
                                       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (dollars in thousands, except per share data)


                                    For the Year Ended December 31, 2005           For the Year Ended December 31, 2004
                                   ----------------------------------------     -------------------------------------------
                                     Reported      Adjustments   Adjusted        Reported      Adjustments       Adjusted
                                   -------------  ------------- -----------     ------------   ------------     -----------

Net sales                           $   360,960   $   1,100 (1) $  362,060       $  304,973                     $ 304,973
     Cost of goods sold                 312,414                    312,414          261,910          (234) (3)    261,676
                                   -------------  ----------    -----------     ------------   ------------     -----------
Gross profit                             48,546       1,100         49,646           43,063           234          43,297
     Operating expenses                  26,055      (1,552)(2)     24,503           20,541            55 (4)      20,596
                                   -------------  ----------    -----------     ------------   ------------     -----------
Operating income                         22,491       2,652         25,143           22,522           179          22,701
     Interest expense                     8,306                      8,306            5,900          (150) (5)      5,750
                                   -------------  ----------    -----------     ------------   ------------     -----------
Income before income taxes               14,185       2,652         16,837           16,622           329          16,951
     Income tax provision                 5,461       1,021          6,482            6,566           129           6,695
                                   -------------  ----------    -----------     ------------   ------------     -----------
Income from continuing operations         8,724       1,631         10,355           10,056           200          10,256
                                                  ==========                                   ============
Loss from discontinued
     operations, net of tax                (399)                      (399)          (1,278)                        (1,278)
                                   -------------                -----------     ------------                    -----------
Net income                           $    8,325                  $   9,956       $    8,778                     $    8,978
                                   =============                ===========     ============                    ===========

Income (loss) per share:
  Basic:
     Continuing operations           $     0.83                  $    0.98       $     1.01                     $     1.03
     Discontinued operations              (0.04)                     (0.04)           (0.13)                         (0.13)
                                   -------------                -----------     ------------                    -----------
         Net Income                  $     0.79                  $    0.94       $     0.88                     $     0.90
                                   =============                ===========     ============                    ===========

Diluted:
     Continuing operations           $     0.80                  $    0.95       $     0.98                     $     1.00
     Discontinued operations              (0.04)                     (0.04)           (0.13)                         (0.13)
                                   -------------                -----------     ------------                    -----------
         Net Income                  $     0.76                  $    0.91       $     0.85                     $     0.87
                                   =============                ===========     ============                    ===========
Cash dividend declared per share:    $    0.260                  $   0.260       $    0.215                     $    0.215
                                   =============                ===========     ============                    ===========

Weighted average shares outstanding:

     Basic                           10,573,137                 10,573,137        9,927,406                      9,927,406
                                   =============                ===========     ============                    ===========
     Diluted                         10,941,000                 10,941,000       10,268,678                     10,268,678
                                   =============                ===========     ============                    ===========

-----------------------------------------------------------------------------------------------------------------------------

Reconciliation of Operating
   income to EBITDA
     Operating income                $   22,491   $   2,652      $  25,143       $   22,522    $      179       $   22,701
     Depreciation and amortization        8,104                      8,104            6,244                          6,244
                                   -------------  ----------    -----------     ------------   ------------     -----------
     EBITDA                          $   30,595   $   2,652      $  33,247       $   28,766    $      179       $   28,945
                                   =============  ==========    ===========     ============   ============     ===========

-----------------------------------------------------------------------------------------------------------------------------

Segment Net Sales:
    Food Packaging                   $  279,643   $       -      $ 279,643       $  213,053    $        -       $  213,053
    Specialty Laminations                86,255       1,100         87,355           95,454                         95,454
    Elimination of Specialty
        Laminations
        Intercompany Sales               (4,938)                    (4,938)          (3,534)                        (3,534)
                                   -------------  ----------    -----------     ------------   -----------      -----------
          Total                      $  360,960   $   1,100      $ 362,060       $  304,973    $         -      $  304,973
                                   ============   =========     ==========      ===========    ===========      ==========

Segment Operating Income:
    Food Packaging                   $   18,412   $   1,360      $  19,772       $   14,572                     $   14,806
    Specialty Laminations                 4,079       1,292          5,371            7,895              -           7,895
                                   -------------  ----------    -----------     ------------   ------------     -----------
        Total                            22,491       2,652         25,143           22,467            234          22,701
Gain on sale of assets                        -           -              -               55            (55)              -
                                   -------------  ----------    -----------     ------------   ------------     -----------
Operating Income                     $   22,491   $   2,652      $  25,143           22,522     $      179      $   22,701
                                   =============  ==========    ===========     ============   ============     ===========

FOOTNOTES:

(1)  The Company incurred a $1,100 charge related to a product quality claim in the Specialty Laminations segment.
(2)  The Company incurred management transition costs of $1,211 related to organizational integration and restructuring and
     $341 of costs related to the closing of the Farmers Branch facility.
(3)  The Company recorded $234 of inventory fair value adjustment in connection with purchase accounting for the Papercon acquisition.
(4)  The Company recorded a gain of $55 on sale of property within our Specialty Laminations operating segment.
(5)  The Company expensed $150 of costs incurred in connection with amending the terms of its term debt to provide for the
     Papercon acquisition.


                                                              6



                         PACKAGING DYNAMICS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                                               December 31,          December 31,
                                                                                   2005                  2004
                                                                              ----------------      ----------------
                 ASSETS
Current Assets:
         Cash and cash equivalents                                                   $      3             $   1,175
         Accounts receivable trade (net of allowance for doubtful
              accounts of $776 and $825)                                               31,263                31,174
         Inventories, net                                                              42,036                36,506
         Prepaid expenses and other assets                                              6,502                 5,962
                                                                              ----------------      ----------------
                  Total current assets                                                 79,804                74,817
                                                                              ----------------      ----------------

Property, Plant and Equipment
         Buildings and improvements                                                    21,134                20,919
         Machinery and equipment                                                       61,474                58,287
         Construction in progress                                                       4,514                   924
                                                                              ----------------      ----------------
                                                                                       87,122                80,130
         Less-Accumulated depreciation                                                (36,456)              (29,284)
                                                                              ----------------      ----------------
                                                                                       50,666                50,846

         Land                                                                             848                   848
                                                                              ----------------      ----------------
                  Total property, plant and equipment                                  51,514                51,694
                                                                              ----------------      ----------------

Other Assets:
         Goodwill                                                                      81,263                81,263
         Intangibles and other assets, net                                             19,632                20,893
                                                                              ----------------      ----------------
                  Total other assets                                                  100,895               102,156
                                                                              ----------------      ----------------
Total Assets                                                                       $  232,213            $  228,667
                                                                              ================      ================

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
         Current maturities of long-term debt                                      $   14,093             $   6,093
         Cash overdraft                                                                 6,573                 6,339
         Accounts payable                                                              25,038                20,793
         Accrued salary and wages                                                       2,628                 3,420
         Other accrued liabilities                                                      6,989                 8,207
                                                                              ----------------      ----------------
                  Total current liabilities                                            55,321                44,852

Long-term Debt                                                                         96,894               110,386
Other Liabilities                                                                       3,041                 7,592
Deferred Income Taxes                                                                  18,877                15,975
                                                                              ----------------      ----------------
Total Liabilities                                                                     174,133               178,805
                                                                              ----------------      ----------------
Commitments and Contingencies
                                                                              ----------------      ----------------

Stockholders' Equity:
         Common stock, $.01 par value - 40,000,000 shares authorized;
              10,751,249 and 10,514,837 shares issued and outstanding at
              December 31, 2005 and December 31, 2004, respectively                       107                   105
         Preferred stock, $.01 par value - 5,000,000 shares authorized; no
              shares issued and outstanding                                                 -                     -
         Paid in capital in excess of par value                                        60,260                57,995
         Accumulated other comprehensive income                                           441                    61
         Accumulated deficit                                                           (2,728)               (8,299)
                                                                              ----------------      ----------------
             Total stockholders' equity                                                58,080                49,862
                                                                              ----------------      ----------------
Total Liabilities and Stockholders' Equity                                         $  232,213            $  228,667
                                                                              ================      ================

                         PACKAGING DYNAMICS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)

                                                                                      For the Year Ended December 31,
                                                                                   ----------------------------------------
                                                                                         2005                    2004
                                                                                   ----------------        ----------------

Cash flows from operating activities:
    Net income                                                                           $   8,325               $   8,778
    Loss from discontinued operations                                                          399                   1,278
    Adjustments to reconcile net income to net cash from operating activities:
         Depreciation and amortization                                                       8,104                   6,244
         Amortization and write-off of deferred finance costs                                  635                     393
         (Gain)/Loss on disposal of assets                                                       -                     (55)
         Provision for doubtful accounts                                                       (49)                    126
         Deferred income taxes                                                               2,900                   4,728
         Changes in operating assets and liabilities:                                                                    -
         Accounts receivable                                                                   (44)                    128
         Inventories                                                                        (5,530)                 (4,429)
         Other assets                                                                          194                  (1,674)
         Accounts payable and accrued liabilities                                             (608)                  5,040
                                                                                   ----------------        ----------------
                   Net cash from continuing operating activities                            14,326                  20,557
                   Net cash used by discontinued operating activities                       (2,485)                 (3,230)
                                                                                   ----------------        ----------------
                   Net cash from operating activities                                       11,841                  17,327
                                                                                   ----------------        ----------------

Cash flows used by investing activities:
         Proceeds from sale of assets                                                            -                     225
         Acquisitions, net of cash acquired                                                      -                 (45,124)
         Additions to property, plant and equipment                                         (6,990)                 (6,081)
                                                                                   ----------------        ----------------
                   Net cash used by continuing investing activities                         (6,990)                (50,980)
                   Net cash from discontinued investing activities                           1,132                     602
                                                                                   ----------------        ----------------
                   Net cash used by investing activities                                    (5,858)                (50,378)
                                                                                   ----------------        ----------------

Cash flows from (used by) financing activities:
         Principal payments for loan obligations                                            (6,092)                 (5,871)
         Proceeds from loan obligations                                                          -                  45,000
         Proceeds under revolving line of credit                                            74,900                  89,600
         Repayments under revolving line of credit                                         (74,300)                (91,900)
         Payment of dividends to stockholders                                               (2,741)                 (1,978)
         Payment of financing costs                                                           (159)                   (670)
         Other, net                                                                          1,237                    (408)
                                                                                   ----------------        ----------------
                   Net cash from (used by) financing activities                             (7,155)                 33,773
                                                                                   ----------------        ----------------

Net increase (decrease) in cash and cash equivalents                                        (1,172)                    722
Cash and cash equivalents at beginning of period                                             1,175                     453
                                                                                   ----------------        ----------------
Cash and cash equivalents at end of period                                                $      3               $   1,175
                                                                                   ================        ================